Exhibit 10.38.2

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 1, 2003, by and between KEYSTONE AUTOMOTIVE INDUSTRIES, INC., a California corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of February 1, 2002, as amended from time to time (“Credit Agreement”);

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.2 (a) is hereby amended by deleting “Thirty-Five Million Dollars ($35,000,000.00)” as the maximum principal amount available under the Line of Credit, and by substituting for said amount “Forty Million Dollars ($40,000,000.00),” with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2. Sections 1.3, 1.4, 1.5 and 1.6 are hereby redesignated as Sections 1.4, 1.5, 1.6 and 1.7, respectively, and the following is hereby added as Section 1.3:

SECTION 1.3. FOREIGN EXCHANGE FACILITY.

(a) Foreign Exchange Facility. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make available to Borrower a facility (the “Foreign Exchange Facility”) under which Bank, from time to time up to and including June 1, 2005, will enter into foreign exchange contracts for the account of Borrower for the purchase and/or sale by Borrower in United States dollars of various foreign currencies; provided however, that the maximum amount of all outstanding foreign exchange contracts shall not at any time exceed an aggregate of Two Hundred Fifty Thousand United States Dollars (US$250,000.00). No foreign exchange contract shall be executed for a term in excess of twelve (12) months or for a term which extends beyond the maturity date of the Foreign Exchange Facility. Borrower shall have a “Delivery Limit” under the Foreign Exchange Facility not to exceed at any time the aggregate principal amount of Two

Hundred Fifty Thousand United States Dollars (US$250,000.00), which Delivery Limit reflects the maximum principal amount of Borrower’s foreign exchange contracts which may mature during any two (2) day period. All foreign exchange transactions shall be subject to the additional terms of a Foreign Exchange Agreement, substantially in the form of Exhibit B attached hereto (“Foreign Exchange Agreement”), all terms of which are incorporated herein by this reference.

(b) Settlement. Each foreign exchange contract under the Foreign Exchange Facility shall be settled on its maturity date by Bank’s debit to any deposit account maintained by Borrower with Bank.

3. Section 1.7 is hereby amended by deleting “Thirty-Five Million Dollars ($35,000,000.00)” as the principal amount of each guaranty required thereunder, and by substituting for said amount “Forty Million Dollars ($40,000,000.00). Borrower shall cause each Guarantor Subsidiary to execute and deliver to Bank a new guaranty in form and substance satisfactory to Bank as a condition precedent to the effectiveness of this Amendment.

4. Section 5.6 is hereby amended by inserting the following at the end thereof, after the word “in favor of Bank”:

“ and except for unsecured guaranties by Borrower of the rental obligations of any Subsidiary to its landlord under any real property lease so long as the annual rental obligations under all such leases at no time exceeds $5,000,000.00 in the aggregate for all Subsidiaries combined.”

5. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

6. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ John M. Palumbo	By:	/s/ Randall J. Repp

Title:	C.F.O		Randall J. Repp Vice President